Exhibit 3.30

OPERATING AGREEMENT

OF

CANTER AND ASSOCIATES, LLC

THIS OPERATING AGREEMENT is entered into and adopted as of January 26, 2007, by and between The Canter Group of Companies, LLC (the “Sole Member”) and Canter and Associates, LLC (the “Company”) in accordance with the terms set forth herein.

PRELIMINARY
STATEMENT

WHEREAS. Canter and Associates, LLC was formed as a Delaware limited liability company by the filing of Certificate of Formation with the Delaware Division of Corporations on January 25, 2007; and

WHEREAS, the Sole Member and the Company now desire to enter into and adopt this Operating Agreement to establish the manner in which the business and affairs of the Company shall be managed.

NOW THEREFORE, the Sole Member and the Company hereby acknowledge and agree that the Operating Agreement of the Company (the “Agreement”) shall be as follows:

ARTICLE I

FORMATION; PRINCIPAL OFFICE; RESIDENT
AGENT; PURPOSE; TERM

Section 1.1 Formation.  The Company has been formed as a limited liability company under the Delaware Limited Liability Act (the “Act”).

Section 1.2  Office and Resident Agent.  The present address of the principal office of the Company and the name and address of the Company’s resident agent are as set forth in the Company’s Certificate of Conversion.

Section 1.3 Purpose.  The purpose for which the Company is formed is to engage in any lawful act or activity that may be carried on by a limited liability company under the Act that the Members may from time to time authorize or approve pursuant to the provisions of this Agreement, whether or not related to the business at the time or theretofore engaged in by the Company.  The foregoing purpose shall be in addition to and not in limitation of the general powers of limited liability companies under the Act.

Section 1.4 Term.  The Company shall have a perpetual existence; provided, however, that the Company may be dissolved in accordance with Section 6.1.

Section 1.5 Certificate of Organization.  Prior to date hereof, Certificate of Conversation reflecting the formation of the Company (the “Certificate”) was executed by an authorized person and filed for record with the Delaware Secretary of State.  The Managing Member (as such term is defined in Section 4.1) shall take or cause to be taken all necessary action to maintain the Company in good standing as a limited liability company under the Act, including (without limitation) the filing of any certificates of correction, certificates of amendment and such other applications and certificates as may be necessary to protect the limited liability of the Member, and to cause the Company to comply with the applicable laws of any jurisdiction in which the Company owns property or does business.

ARTICLE II

MEMBER; CAPITAL CONTRIBUTION;
AND PERCENTAGE INTEREST

Section 2.1  Defined Terms. For all purposes of this Agreement, the following terms shall have the meanings given to them below:

Available Cash: for any fiscal period, cash available for distribution to the Members, of whatever source or nature, that the Managing Member determines in the exercise of its sole discretion is available for distribution and is not necessary to pay expenses and obligations of the Company, to fund reserves, or to make any other expenditure by the Company.

Capital Contribution: the total amount of cash or the fair market value (as determined by the Managing Member in its reasonable judgment) of any property contributed by the Members (net of any liabilities assumed by the Company and any liabilities to which such property is subject) in accordance with this Agreement.

LLC Interest: the entire ownership interest of the Members in the Company at any particular time, including the Members’ share of the profits and losses of the Company, the right to receive distributions from the Company and the right to any and all other benefits to which the Members may be entitled as provided in this Agreement and in the Act, together with the obligations of the Members to comply with all the terms and provisions of this Agreement and of the Act.

Member: the Sole Member and any and all Additional Members.

Percentage Interest: the Members’ percentage of certain specified rights, benefits, duties and obligations by virtue of being a Member of the Company and holding an LLC Interest in the Company as set forth on Schedule A.

Section 2.2              Members; Capital Contribution and Percentage Interest.

A.               The name, address, Capital Contribution and Percentage Interest of the Members are as set forth on Schedule A.

B.               One or more persons may be admitted to the Company as additional Members (‘‘Additional Members”) upon such person’s execution of a joinder agreement pursuant to which such person agrees to be bound by all of the terms and conditions of this Agreement, and upon such terms and subject to such other conditions as may be determined by the Managing Member.

C.               Schedule A shall be amended from time to time to reflect the admission of any additional Members, any change of address, or changes to any other information set forth thereon.

D.               Except as otherwise provided by applicable law, no Member shall be required to make any Capital Contributions to the Company or lend any funds to the Company.

ARTICLE III

DISTRIBUTIONS

Section 3.1              Distributions of Available Cash or Other Assets.

The Managing Member may cause the Company to distribute Available Cash or other assets of the Company to the Members in proportion to the Percentage Interest of the Members at such times as shall be determined by the Managing Member in its sole discretion.

ARTICLE IV

ADMINISTRATIVE PROVISIONS

Section 4.1              Management of Business and Affairs.

A. The exclusive authority to manage, control and operate the Company shall be vested in the Sole Member or such other person(s) as may be designated by the Sole Member from time to time in writing (either singular or plural, the “Managing Member”). All powers of the Company may be exercised by or under the authority of the Managing Member.  The Managing Member shall have full and exclusive right, power and authority to manage the affairs of the Company and make all decisions with respect thereto. No other Member shall have the authority to bind the Company in any way or to make any expenditures on behalf of the Company, unless such specific authority has been expressly granted to and not revoked from such other Member by the Managing Member.

B. For purposes of carrying out the business of the Company, the Members may (but need not) adopt bylaws.

Section 4.2              Officers.

The Managing Member hereby appoints the following officers (each an “Officer” and together the “Officers”) of the Company, each of whom shall hold the office specified, until such time as they are removed from such office by the Managing Member:

President —Paula Singer

Vice President and Treasurer —Rosemarie Mecca

Vice President and Secretary —Robert W. Zentz

Assistant Secretary —Deborah L. Zimic

The Officers shall have such powers and duties and perform such roles as are customary for like officers of a Delaware corporation, or as otherwise specified from time to time by the Managing Member.

ARTICLE V

TRANSFERABILITY OF LLC INTERESTS

Section 5.1 No Restrictions on Transfer and Withdrawal. Each Member shall be permitted to endorse, sell, give, pledge, encumber, assign, transfer or otherwise dispose of, voluntarily or involuntarily or by operation of law (hereinafter referred to as “Transfer”) all or any part of its LLC Interest. Upon not less than 10 days’ prior written notice to the other Members of the Company, any Member shall be permitted to voluntarily withdraw from the Company as a Member.

Section 5.2 Effect of Dissolution or Bankruptcy of a Member. The dissolution or bankruptcy of a Member shall not cause the termination or dissolution of the Company, and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, personal representative or other representative of such Member shall have all the rights of an assignee of the LLC Interest of such Member for the purpose of settling or managing the former Member’s property.

ARTICLE VI

DISSOLUTION OF THE COMPANY

Section 6.1              Dissolution.

A.               The Company shall be dissolved upon the election by the Managing Member to dissolve and terminate the Company.

B.               The Company shall not be dissolved upon the occurrence, with respect to the Members, of any of the events specified under the Act.

Section 6.2 Liquidation and Termination.  Upon the dissolution of the Company. the Managing Member of the Company shall cause the Company to liquidate by converting the assets of the Company to cash or its equivalent and arranging for the affairs of the Company to be wound up with reasonable speed but with a view towards obtaining fair value for Company assets, and. after satisfaction (whether by payment or by establishment of reserves therefor) of creditors, shall distribute the remaining assets to the Members.

ARTICLE VII

BOOKS AND RECORDS; ACCOUNTING

Section 7.1               Books, Records and Reports.

A.               The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of the Company.  The books and records of the Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction. The original or a certified copy of this Agreement shall be kept at the principal office of the Company. The books and records of the Company shall be maintained by the Managing Member and shall be available for examination by any Member, or its duly authorized representatives, during regular business hours.

B.               Upon request of a majority of the Members, the Managing Member shall prepare or cause to be prepared within 90 days of the end of each fiscal year (i) a balance sheet and report of the receipts, disbursements, profits or loss of the Company, and (ii) information sufficient for the Members to report the profits and losses of the Company for income tax purposes. The cost of such financial and tax reports shall be an expense of the Company.

Section 7.2       Bank Accounts.  The bank accounts of the Company shall be maintained in accounts in the name of the Company in such banking institutions as the Managing Member shall determine.  All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall be signed by the Managing Member or such other persons as may be authorized by the Managing Member from time to time.

Section 7.3  Fiscal Year; Method of Accounting.  The fiscal year of the Company shall end on December 31 or such other date as determined by the Managing Member, and the method of accounting to be used in keeping the books of the Company shall be determined by the Managing Member upon advice of the Company’s regular certified public accountant and in accordance with applicable law.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Notices. All notices, offers, requests and demands herein required or permitted to be given or made shall be made in writing and deemed to be effectively served and delivered (i) when received by the party to whom it is addressed if delivered by hand or by overnight delivery service, (ii) three days after the date of postmark if sent by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon confirmation of transmission if sent by telecopy. If the notice, offer, request or demand is intended for the Company. it shall be addressed to the Company at the principal office of the Company, or if intended for a Member, shall be addressed to the Member at its address appearing on Schedule A or addressed to such other person or at such other address designated by written notice given to the Company or the Members.

Section 8.2  Binding Provisions.  The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Members and the Company.

Section 8.3 Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provisions of this Agreement.

Section 8.4 Rules of Construction.  Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Agreement:

(i)               References to the singular, include the plural and references to the plural, include the singular.

(ii)              Words of the masculine gender include correlative words of the feminine and neuter genders.

(iii)             The headings or captions used in this Agreement are for convenience of reference and do not constitute a part of this Agreement, nor affect its meaning, construction, or effect.

(iv)             References to a person include any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company. trust, unincorporated organization or government or agency or political subdivision thereof.

(v)              Any reference in this Agreement to a particular “Article,” “Section” or other subdivision shall be to such Article, Section or subdivision of this Agreement unless the context shall otherwise require.

(vi)            When any reference is made in this document or any of the schedules or exhibits attached hereto to the Agreement, it shall mean this Agreement, together with all other schedules and exhibits attached hereto, as though one document.

Section 8.5 No Third Party Beneficiaries.  No provision of this Agreement is intended to be for the benefit of any creditor to whom any debts, liabilities or obligations are owed by, or who otherwise has any claim against, the Company or the Members, and no such creditor shall obtain any right under any such provisions or shall by reason of such provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or the Members.

Section 8.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement with respect to the subject matter hereof. This Agreement may only be modified or amended pursuant to a written amendment adopted by the Managing Member and approved by a majority of the Members. Once an amendment to this Agreement has been approved, the Managing Member shall authorize the preparation of a written amendment to this Agreement.

Section 8.7 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

Section 8.8 Indemnification.  The Company shall indemnify (A) its Members to the full extent required or permitted by the General Laws of the State of Delaware now or hereafter in force, including the advance of expenses under the procedures permitted by law and to the full extent permitted by law and (B) its officers, employees and agents to such extent as shall be authorized by the Managing Member and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Managing Member may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no officer of the Company shall be personally liable to the Company or its Members for money damages. No amendment of this Agreement shall limit or eliminate the limitation on liability provided to Members hereunder with respect to any act or omission occurring prior to such amendment. Anything herein to the contrary notwithstanding, any indemnity by the Company relating to the matters covered in this Section 8.8 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof (unless such Member otherwise agrees in writing or is found by a final decision of a court of competent jurisdiction to have personal liability on account thereof) or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

IN WITNESS WHEREOF, the undersigned Sole Member and the Company have each executed or caused this Agreement to be executed as of the date and year first written above.

WITNESS/ATTEST:	SOLE MEMBER:

THE CANTER GROUP OF COMPANIES, LLC

	By:	/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: Vice President, Secretary

COMPANY:

CANTER AND ASSOCIATES, LLC

	By:	/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: Authorized Person

OPERATING AGREEMENT

OF

CANTER AND ASSOCIATES, LLC

Name, Address, Capital Contribution and Percentage Interest of Member

Schedule A

Name and Address of Member	Capital Contribution	Percentage Interest

The Canter Group of Companies, LLC 1001 Fleet Street, 5th Floor Baltimore, Maryland 21202	$10.00 and the assets of the Corporation which was converted into the Company	100%